A Special Meeting of the Shareholders of the Cornerstone Advisors Public Alternatives Fund (the
Fund)was held on June 27, 2014 for the purpose of considering a new Investment Sub-Advisory Agreement between Cornerstone Advisors, Inc. and AJO, LP with respect to the Fund the motion was approved with the following voting results:


NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
34,374,203
88.41%
99.94%

Against
0
0
0

Abstain
21,553
0.06
0.06%

Total
35,306,257
88.47%
100.00%



A Special Meeting of the Shareholders of the Cornerstone Advisors Public Alternatives Fund (the
Fund)was held on June 27, 2014 for the purpose of considering a new Investment Sub-Advisory Agreement between Cornerstone Advisors, Inc. and Wells Fargo
Portfolio Risk Advisors, a Division of Structured
Asset Investors, LLC with respect to the Fund the motion was approved with the following voting results:


NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
34,374,203
88.41%
99.94%

Against
0
0
0

Abstain
21,553
0.06
0.06%

Total
35,306,257
88.47%
100.00%



A Special Meeting of the Shareholders of the Cornerstone Advisors Public Alternatives Fund (the
Fund)was held on September 29, 2014 for the purpose of considering a new Investment Sub-Advisory
Agreement between Cornerstone Advisors, Inc. and
Numeric Investors LLC with respect to the Fund the motion was approved with the following voting results:


NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
35,306,257
87.7%
100.00%

Against
0
0
0

Abstain
0
0
0

Total
35,306,257
87.7%
100.00%